Lucas Energy, Inc. 8-K

Exhibit 10.2

PROMISSORY NOTE

US $1,500,000	August 25, 2016

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Lucas Energy, Inc., a Nevada corporation (“Lucas”), hereby promises to pay to the order of RAD2 Minerals, Ltd. (the “Lender”), the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), in lawful money of the United States of America, which shall be legal tender, bearing interest (as described below) and payable as provided herein. This Promissory Note (this “Note” or “Promissory Note”) evidences $1,500,000 loaned by the Lender to Lucas on August 25, 2016.

1.

This Note shall (a) not accrue interest until September 25, 2016; and (b) shall accrue interest beginning on September 25, 2016, at the rate of five percent (5%) per annum, compounded monthly in arrears, on the 25th day of each month following September 25, 2016, in each case unless an Event of Default shall occur hereunder at which time interest shall accrue at the rate of fifteen percent (15%) per annum until paid in full.

2.

This Note is payable on the earlier of (a) October 31, 2016, the “Maturity Date”; and (b) three business days following the date that Lucas receives at least $1.5 million in proceeds from the transactions contemplated by that certain Stock Purchase Agreement dated April 6, 2016, entered into by and between Lucas and Discover Growth Fund.

3.

This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

4.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

5.

This Note shall be binding upon Lucas and inure to the benefit of the Lender named herein and Lender’s respective successors and assigns.

6.

Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate (as defined below).

7.

If an Event of Default (as defined below) occurs (unless all Events of Default have been cured or waived by Lender), Lender may, by written notice to Lucas, declare the principal amount then outstanding of, and the accrued interest (if any) and all other amounts payable on, this Note to be immediately due and payable. The following are “Events of Default” under this Note:

(a)

Lucas shall fail to pay, when and as due, the principal or interest payable hereunder (if any) within fifteen (15) days from the due date of such payment; or

(b)

Lucas shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (iv) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

Promissory Note

(c)

Lucas shall take any action authorizing, or in furtherance of, any of the foregoing.

8.

If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Lucas. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

9.

This Note may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Note signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy or PDF of this Note shall be effective as an original for all purposes.

10.

It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Bexar Country, Texas, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

11.

Every provision of this Note is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. In the event a court of competent jurisdiction determines that any provision of this Note is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Note shall not be affected thereby, and shall remain in full force and effect.

12.

No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

13.

The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith. In this Note, words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders.

14.

This Note and the repayment of this Note shall be unsecured by Lucas and Lender shall have no rights to any collateral or security interests in connection herewith or the payment of this Note.

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Promissory Note

IN WITNESS WHEREOF, Lucas has duly executed this Promissory Note as of the day and year first above written.

“Lucas”

Lucas Energy, Inc.
(A Nevada Corporation)

/s/ Anthony C. Schnur
Anthony C. Schnur
President

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